CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Laudus Trust of our report dated May 18, 2020, relating to the financial statements and financial highlights, which appear in Laudus U.S. Large Cap Growth Fund’s Annual Report on Form N-CSR for the year ended March 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

July 22, 2020